UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2017 (October 9, 2017)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Joseph M. Zubretsky as President, Chief Executive Officer and Director
On October 9, 2017, the board of directors of Molina Healthcare, Inc. (the “Company”) appointed Joseph M. Zubretsky as the Company’s President and Chief Executive Officer, effective November 6, 2017. Mr. Zubretsky will serve as the Company’s principal executive officer for purposes of the Securities Exchange Act of 1934, as amended. Furthermore, Mr. Zubretsky will also be appointed as a member of the Company’s board of directors upon joining the Company.
Mr. Zubretsky, 60, joins the Company from The Hanover Insurance Group, Inc., a publicly traded holding company for several U.S. property and casualty insurance companies, where he served as its President and Chief Executive Officer and a member of its board of directors. Prior to that, Mr. Zubretsky served almost nine years at Aetna, Inc., one of the nation’s largest healthcare benefits and insurance providers, where he most recently served as Chief Executive Officer of Healthagen Holdings, a group of healthcare services and information technology companies. Prior to that, from 2013 to 2014, he served as Senior Executive Vice President leading Aetna’s National Businesses, a $10 billion business providing health solutions to multi-national companies, and from 2007 to 2013 served as Aetna’s Chief Financial Officer. Prior to joining Aetna in 2007, Mr. Zubretsky served in a variety of senior management roles in the healthcare and financial services sectors. Mr. Zubretsky began his career as an accountant, rising to partnership in the national insurance industry group at the accounting firm then known as Coopers & Lybrand.
We believe Mr. Zubretsky’s qualifications to serve as our President and Chief Executive Officer as well as a director include his more than 35 years in the insurance and financial services industry; his experience serving as a director at The Hanover Insurance Group; his management experience leading The Hanover Insurance Group and significant business units at Aetna and elsewhere; financial experience obtained at prominent insurance companies including as the Chief Financial Officer of Aetna; and as a partner at a major national accounting firm in its national insurance industry group.
There is no family relationship between or among Mr. Zubretsky and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Apart from Mr. Zubretsky’s employment agreement with the Company, there are no arrangements or understanding between Mr. Zubretsky and the Company or its officers or directors pursuant to which Mr. Zubretsky was selected to be a director upon joining the Company, nor are there any transactions that would be required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Zubretsky will not receive additional compensation for his service as a director.
Joseph M. Zubretsky Employment Agreement
Overview. In connection with Mr. Zubretsky’s hire as President and Chief Executive Officer and a member of the Company’s board of directors, the Company entered into an employment agreement with Mr. Zubretsky on October 9, 2017. The employment agreement will continue until terminated by the Company or Mr. Zubretsky resigns. Pursuant to the employment agreement. Mr. Zubretsky will receive an interim appointment to the board of directors of the Company upon joining the Company and will be nominated for reelection to the board at the expiration of each term of office provided he is then the Chief Executive Officer of the Company.
Salary and Annual Bonus. Mr. Zubretsky’s annual base salary will be $1,300,000. The compensation committee of the board of directors will review at least annually Mr. Zubretsky’s base salary for possible increase. Mr. Zubretsky will not be eligible for a bonus for performance in calendar year 2017. Beginning with calendar year 2018, Mr. Zubretsky will be eligible to earn an annual performance bonus as determined each year at the discretion of the compensation committee. For calendar year 2018 and subsequent years, Mr. Zubretsky’s target bonus will be one hundred fifty percent (150%) of Mr. Zubretsky’s base salary then in effect, with a maximum payout of three hundred percent (300%) of base salary then in effect.
Signing Bonus. Within fifteen days after Mr. Zubretsky’s start date, the Company will pay him a lump sum amount in cash equal to $4,000,000, less applicable withholding taxes. In the event that prior to the second anniversary of his start date Mr. Zubretsky’s employment terminates by reason of a termination for the Company for “Cause” (as defined in the employment agreement) or Mr. Zubretsky’s resignation without “Good Reason” (as defined in the employment agreement), Mr. Zubretsky will be required to repay the Company a pro-rated portion of the cash payment.
Equity Compensation. Mr. Zubretsky was granted on October 9, 2017 an option to purchase 375,000 shares of Company common stock with an exercise price per share equal to the 10-day moving average per share closing price of Company common stock as of (and inclusive of) October 9, 2017. The stock option will vest in equal annual installments over three years from Mr. Zubretsky’s start date, subject to his continued employment with the Company on each vesting date.
In the first quarter of 2018 on a date to be determined by the compensation committee, Mr. Zubretsky will be granted a restricted stock unit award with a grant date value equal to $6,000,000 and a restricted stock award with a grant date value equal to $4,000,000. The restricted stock units will be subject to performance-based vesting conditions to be determined by the compensation committee at the time of grant. The restricted stock award will vest in equal annual installments over a period of four years from the grant date, subject to Mr. Zubretsky’s continued employment on each vesting date, and dividends on the restricted shares will be paid only upon, and subject to, the vesting of the underlying shares.
For calendar year 2019 and thereafter, Mr. Zubretsky will be eligible for grants of equity compensation at the discretion of the compensation committee.
In the event that in connection with a Change in Control (as defined in the employment agreement) the acquiring or successor entity does not assume Mr. Zubretsky’s equity or equity-based compensation awards or grant substitute awards, (a) any awards that are not subject to performance-based vesting conditions (“Time-Based Awards’) will vest immediately prior to the Change in Control and (b) any awards that are subject to performance-based vesting conditions (“Performance-Based Awards”) will vest at the target level immediately prior to the Change in Control, with any Performance-Based Awards in excess of the target level to be forfeited immediately prior to the Change in Control.
Termination Payments and Benefits. If Mr. Zubretsky’s employment with the Company terminates due to a termination without “Cause” or resignation for “Good Reason” other than within twenty four months following a Change in Control, and Mr. Zubretsky executes a release of claims in the Company’s favor, Mr. Zubretsky will be entitled to receive the following severance payments and benefits: (a) an amount equal to 150% of his base salary and 150% of his target annual bonus then in effect; (b) notwithstanding any provision in the applicable award agreement(s) to the contrary, any then unvested Time-Based Awards will immediately vest on Mr. Zubretsky’s last day of employment (the “Time-Based Award Acceleration”); (c) notwithstanding any provision in the applicable award agreement(s) to the contrary, any then unvested Performance-Based Awards will be forfeited on Mr. Zubretsky’s last day of employment; and (d) notwithstanding any provision in the applicable option agreement to the contrary, the three-month post-employment exercise period for the stock options to be granted to Mr. Zubretsky on his start date will be extended to three years following his last day of employment, subject to the other terms and conditions of the option agreement (the “Extended Option Exercise Period”).
If Mr. Zubretsky’s services are terminated without Cause or by Mr. Zubretsky for Good Reason within twenty four months following a Change in Control, and Mr. Zubretsky executes a release of claims in the Company’s favor, Mr. Zubretsky will be entitled to receive, in addition to the Time-Based Award Acceleration and the Extended Option Exercise Period, the following severance payments and benefits: (a) an amount equal to 200% of his base salary and 200% of his target annual bonus then in effect and (b) notwithstanding any provision in the applicable award agreement(s) to the contrary, any then unvested Performance-Based Awards will immediately vest on his last day of employment at the target level (the “Performance-Based Award Target Acceleration”) and any Performance-Based Awards in excess of the target level will be forfeited on Mr. Zubretsky’s last day of employment.
If Mr. Zubretsky voluntarily retires at or after age 65, and provided that he gives the Company one year advance notice of his retirement and executes a release of claims in the Company’s favor, upon his retirement he shall receive the following benefits: (a) the Time-Based Award Acceleration; (b) the Performance-Based Award Target Acceleration; and (c) the Extended Option Exercise Period.
If Mr. Zubretsky’s services are terminated by reason of his death or Disability (as defined in the employment agreement), he shall receive the following benefits: (a) the Time-Based Award Acceleration and (b) the Performance-Based Award Target Acceleration.
All amounts payable to Mr. Zubretsky pursuant to the employment agreement are subject to the Company’s Clawback Policy.
Certain Covenants. The employment agreement includes confidentiality, non-solicitation, non-competition, and non-disparagement obligations. The non-solicitation and non-competition obligations by their terms expire eighteen months after Mr. Zubretsky’s last day of employment with the Company.
The foregoing summary of the employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement. A copy of the employment agreement is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Resignation of Joseph W. White as Interim President and Chief Executive Officer
Effective upon Mr. Zubretsky’s date of hire, Joseph W. White will no longer serve as the Company’s Interim President and Chief Executive Officer. Mr. White will continue to serve as the Company’s Chief Financial Officer and Treasurer, and as the Company’s principal financial officer and principal accounting officer for purposes of the Securities Exchange Act of 1934, as amended.
Item 7.01. Regulation FD Disclosure.
A copy of the press release relating to Mr. Zubretsky’s appointment as President and Chief Executive Officer of the Company and a member of its board of directors, and Mr. White’s resignation as Interim President and Chief Executive Officer, is attached hereto as Exhibit 99.1.
Note: The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, dated October 9, 2017, by and between Molina Healthcare, Inc. and Joseph M. Zubretsky.
99.1	Press release of Molina Healthcare, Inc. dated October 10, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	October 10, 2017	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated October 9, 2017, by and between Molina Healthcare, Inc. and Joseph M. Zubretsky.
99.1	Press Release of Molina Healthcare, Inc. dated October 10, 2017.